Exhibit 21

PAETEC Holding Corp. Subsidiaries

Subsidiary	State of Incorporation or Organization
PAETEC Corp.	Delaware
PaeTec Communications, Inc.	Delaware
PaeTec Communications of Virginia, Inc.	Virginia
PaeTec Integrated Solutions Group, Inc.	Delaware
PaeTec Software Corp.	New York
PaeTec Communications, Inc. Political Action Committee	Delaware
PAETEC iTel L.L.C.	North Carolina
US LEC Corp.	Delaware
US LEC Communications Inc.(1)	North Carolina
US LEC of Alabama LLC(1)	North Carolina
US LEC of Florida LLC(1)	North Carolina
US LEC of North Carolina Inc.(1)	North Carolina
US LEC of Georgia LLC(1)	Delaware
US LEC of Tennessee Inc.(1)	Delaware
US LEC of South Carolina Inc.(1)	Delaware
US LEC of Maryland LLC(1)	North Carolina
US LEC of Pennsylvania Inc.(1)	North Carolina
US LEC of Virginia L.L.C.(1)	Delaware
US LEC of New York Inc.	North Carolina
Allworx Corp.	Delaware
MPX, Inc.	Delaware
Technology Resource Solutions, Inc.(2)	New York
McLeodUSA Incorporated	Delaware
McLeodUSA Holdings, Inc.	Delaware
McLeodUSA Information Services, Inc.	Delaware
McLeodUSA Telecommunications Services, Inc.(1)	Iowa
McLeodUSA Network Services, Inc.	Iowa
McLeodUSA Purchasing, L.L.C.	Iowa

(1)	Doing business as PAETEC Business Services.
(2)	Doing business as Varo Technologies.